Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP
 ATTORNEYS AT LAW

150 EAST 42nd STREET
NEW YORK, NEW YORK 10017
TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889
 www.egsllp.com

May 29, 2012

Zoom Technologies, Inc.

Sanlitun SOHO, Building A, 11th Floor
No.8 Workers Stadium North Road
Chaoyang District, Beijing, China 100027

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Zoom Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 4,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), which may be issued upon the terms and subject to the conditions set forth in the Company's 2009 Equity Incentive Compensation Plan, as amended (the "2009 Incentive Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5)　of Regulation S-K, 17 C.F.R. 229.601(b)(5), in connection with the Registration Statement.

In connection with the opinion expressed herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of our opinion, including: (i) the Company's Certificate of Incorporation and all amendments thereto; (ii) the Company's Bylaws; (iii) the 2009 Incentive Plan; (iv) the Registration Statement; and (v) the applicable minutes of meetings or consents in lieu of meetings of the Company's board of directors (the "Board") and stockholders.

For purposes of expressing the opinion hereinafter set forth, we have assumed: (i) the genuineness of all signatures and documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the correctness and accuracy of all facts set forth in the documents referred to in this opinion letter; (v) compliance with the terms of the 2009 Incentive Plan by the Company and its employees, officers, the Board and any committees or individuals appointed to administer the 2009 Incentive Plan; (vi) that the resolutions authorizing the Company to issue or deliver and sell the shares pursuant to the 2009 Incentive Plan will be in full force and effect at all times at which the shares are issued or delivered or sold by the Company, and the Company will take no action inconsistent with such resolutions; and (vii) that each award under the 2009 Incentive Plan will be approved by the Board or an authorized committee of the Board.

Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that authorized but not previously issued shares which may be delivered under the 2009 Incentive Plan have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the 2009 Incentive Plan and (b) paid for in full in accordance with the terms of the 2009 Incentive Plan, will be validly issued, fully paid and non-assessable.

Our opinion herein is limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and we do not express any opinion as to the applicability of or the effect thereon of the laws of any other jurisdiction. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

Ellenoff Grossman & Schole LLP